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                                                               Exhibit 23.0


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------




We hereby consent to the incorporation by reference in each of the nine Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-
47459 and No. 333-47461) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-38625) of Mattel, Inc. and its subsidiaries of our report dated February 2, 1998, which appears in this Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP
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Los Angeles, California
March 18, 1998